Exhibit 99.01

Shotgun Energy Corporation

Corporate Office Administration Office

              702 Kentucky Street, Suite 541        719 30th Ave., Pointe-Calumet

     Bellingham, WA 98225         Quebec, J0N 1G1

Tel:1-888-488-6882

 Fax: 1-888-265-0498

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NAME CHANGE FOR SHOTGUN

BELLINGHAM, Wash. – April 7, 2009 – Shotgun Energy Corporation (OTCBB: SGNE) announces that a majority of the shareholders entitled to vote on such matters approved a change of name from Shotgun Energy Corporation to “Organa Gardens International, Inc.”  On February 26, 2009, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Organa Gardens International Inc.

The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 825358 10 4 to 68618Y 10 6. Effective at the opening of business on April 7, 2009, the symbol will change from SGNE to “OGNG”.

The name change did not involve any change in the issued or authorized capital of the Company. The Company’s new website is www.organagardens.com.

Christopher Scheive, President of the Company states, “Since the Company’s main focus is in the hydroponics vertical farming industry, the name change better reflects the new business direction.”

/s/ Christopher Scheive

Christopher Scheive, President

For further information contact: 1-888-488-6882

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Shotgun’s filings with the Securities & Exchange Commission.